                                                                Exhibit 23.02


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
On Stage Entertainment, Inc.


      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 4, 1997, except for notes 1, 3, 5 and 9 which are as of March 19, 1997, relating to the financial statements of On Stage Entertainment, Inc., which are contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                  /s/ BDO SEIDMAN, LLP

Los Angeles, California
April 4, 1997